                     SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of
      the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                       SCAN-GRAPHICS, INC.
-----------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

 ----------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement if other
                       than the Registrant)

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/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules
     14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:


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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by
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
                       SCAN-GRAPHICS, INC.
                        __________________

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held June 24, 1998

To the Shareholders of
Scan-Graphics, Inc.

      The Annual Meeting of Shareholders of Scan-Graphics, Inc.
("Company") will be held at The Wings Club, 52 Vanderbilt
Avenue, 18th Floor, New York, NY, on June 24, 1998 at 11:00 A.M.
(Local Time), for the following purposes:

     1. To elect seven (7) directors to serve for the ensuing year; and

     2. To ratify, pursuant to Nasdaq Rule 4310(c)(25)(H), the issuance and sale of the Company's Class A Preferred Stock, Series E, par value $1,000 per share, Warrants to Purchase Common Stock, and the shares of the Company's Common Stock, par value $.001 per share, issuable upon conversion and exercise thereof, respectively; and

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has no knowledge of any other business to be presented or transacted at the meeting.

     Only shareholders of record on April 30, 1998 are entitled to notice of and to vote at the meeting.

                         By Order of the Board of Directors
                         MICHAEL A. MULSHINE
                         Secretary

May 24, 1998

YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                       SCAN-GRAPHICS, INC.
                       649 North Lewis Road
                       Limerick, PA  19468
                     ________________________

                         PROXY STATEMENT
                               for
                  Annual Meeting of Shareholders
                     To be Held June 24, 1998
                     ________________________

     This Proxy Statement, the foregoing notice and the enclosed form of proxy are being sent to shareholders on or about May 24, 1998, in connection with the solicitation of proxies for use by the Board of Directors of Scan-Graphics, Inc. ("Company"), at the Annual Meeting of Shareholders of the Company ("Meeting") which will be held at The Wings Club, 52 Vanderbilt Avenue, 18th Floor, New York, New York, on, June 24, 1998 at 11:00 A.M. (Local Time), for the purposes set forth in the foregoing Notice of Annual Meeting, and at any and all adjournments or postponements thereof.

Record Date and Outstanding Stock

     The record date ("Record Date") for determining those shareholders entitled to notice of and to vote at the Meeting was April 30, 1997. At that date, the Company had outstanding 500,000 shares of Class A Preferred Stock, Series A, par value $2.00 per share ("Series A Preferred Stock"), 1,053 shares of Class A Preferred Stock, Series D, par value $1,000 per share ("Series D Preferred Stock"), 5,200 shares of Class A Preferred Stock, Series E, par value $1,000 per share ("Series E Preferred Stock"), and 19,228,181 shares of Common Stock, par value $0.001 per share ("Common Stock").

Proxies

     Solicitation. Solicitation of proxies is being made by management at the direction of the Company's Board of Directors, without additional compensation, through the mail, in person or by telegraph or telephone. The cost will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable expenses in so doing.

     Revocation. The execution of a proxy does not affect the right to vote in person at the Meeting. A proxy may be revoked by the person giving it at any time before it has been voted at the Meeting by submitting a later dated proxy or by giving written notice to the Secretary of the Company. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board of Directors.

     Signatures in Certain Cases. If a shareholder is a corporation, the enclosed proxy should be signed in its corporate name by an authorized officer and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy must be signed by a majority of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, and his or her title as such should follow the signature.

Quorum and Voting

     The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on each matter to be voted upon at the Meeting is necessary for a quorum. The favorable vote of a majority of the votes cast at the Meeting by the Series A Preferred Stock and the Common Stock, voting as a single class, is required for approval of all business which will come before the Meeting, except for the election of directors, who will be elected by at least a plurality of the votes cast at the election.

     Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker or other record owner) either records the fact of abstention, in person or by proxy, or fails to vote in person and does not return a duly executed form of proxy, such action would not be considered a "vote cast," and would have no effect on the outcome of the vote with respect to voting matters. If a shareholder returns a duly executed form of proxy but has made no specifications with respect to voting matters, the persons named as proxies intend (unless instructed otherwise by the shareholder) to vote for each of the nominees for director named in this Proxy Statement, for the proposal to ratify the issuance of the Series E Preferred Stock, and to use their discretion in any other matters that may properly come before the Meeting.

     Holders of Series A Preferred Stock and Common Stock of record at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented for shareholder approval at the Meeting. Shareholders do not have the right to cumulate their votes for the election of directors.

Security Ownership of Management and Certain Beneficial Owners

     The following table sets forth information regarding the ownership of the Company's voting securities on Record Date, assuming conversion of Series A Preferred Stock into one share of Common Stock, and including options and warrants by (i) each person known by the Company to be the beneficial owner of more than five percent of any class of its voting securities, (ii) each director and executive officer, and (iii) all directors and executive officers as a group.

                                                  Percentage of
                         Amount & Nature of       Outstanding
Beneficial Owner(1)      Beneficial Ownership(2)  Common Stock
-------------------      -----------------------  --------------

Andrew E. Trolio              2,589,288(3)             13.0%
Laurence L. Osterwise           200,000                  *
Michael A. Mulshine             829,727(4)              4.2%
David S. Hirsch                 229,567(5)              1.2%
James C. Sargent                115,243                  *
R. Barry Borden                  51,780                  *
Jack A. Pellicci                 27,260                  *
Bruce D. Downing                 16,667                  *
Robert J. Griffin                 5,000                  *
Colin B. Matthews                33,333                  *
William K. Williams(6)             -0-                   *

All Directors and
Executive Officers as
a group (11 persons)          4,097,865                19.5%

-------------------
*    Represents one percent or less.

     (1) Unless otherwise indicated, the address of all persons listed is c/o Scan-Graphics, Inc. 649 North Lewis Road, Limerick,
PA 19468.

     (2) Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned in the table.

     (3) Includes 510,288 shares of Common Stock held by Mr. Trolio's wife, as to all of such shares Mr. Trolio disclaims beneficial ownership. Includes 500,000 shares of Series A Preferred Stock owned by Mr. Trolio, representing all of the outstanding shares of the Series A Preferred Stock.

     (4) Includes warrants to purchase 70,000 shares issued to Osprey Partners, a company owned by Mr. Mulshine.

     (5) Includes 10,940 shares of Common Stock held by Mr. Hirsch's wife, as to all of such shares Mr. Hirsch disclaims beneficial ownership. Includes 51,100 shares of Common Stock held by Mr. Hirsch's children, as to all of such shares Mr. Hirsch disclaims beneficial ownership.

     (6)   Mr. Williams was elected Vice President and Chief
Financial Officer of the Company in April 1998.

     The foregoing table also includes shares which the following directors and executive officers have the right to acquire within sixty days upon the exercise of options and warrants: Mr. Trolio, 329,000 options, 350,000 warrants; Mr. Osterwise, 200,000 warrants; Mr. Mulshine, 42,845 options, 574,583 warrants; Mr. Hirsch, 65,345 options; Mr. Sargent, 77,845 options; Mr. Borden, 51,780 options; Mr. Pellicci, 27,260 options; Mr. Downing, 16,667 options; Mr. Griffin, 5,000 options; Mr. Matthews, 33,333 options.

                            PROPOSAL I

                      ELECTION OF DIRECTORS

     At the Meeting, the shareholders will elect seven directors, each to hold office until the 1999 Annual Meeting of Shareholders and until a successor has been elected and qualified.

     The Board of Directors has nominated for election the seven persons designated below as the Company's directors. All nominees have consented to be named and to serve if elected. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitute will have discretionary authority to vote or to refrain from voting for the other nominee in accordance with their judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of R. Barry Borden, Laurence L. Osterwise, Michael A. Mulshine, David S. Hirsch, Jack A. Pellicci, James C. Sargent, and Andrew E. Trolio,

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR

Nominees

Name                     Age  Since     Position with the Company
---------------------   ---  -----     -------------------------

R. Barry Borden          58   1996      Chairman of the Board and
                                        Director(1)(3)

Laurence L. Osterwise    50   1996      President, Chief
                                        Executive Officer and
                                        Director(3)

Michael A. Mulshine      58   1985      Secretary and Director(2)

David S. Hirsch          62   1992      Director(1)(2)

Jack A. Pellicci         59   1996      Director

James C. Sargent         82   1992      Director(2)

Andrew E. Trolio         68   1972      Director(3)

-----------------------
     (1) Member of the Compensation Committee of the Board of Directors.

     (2) Member of the Audit Committee of the Board of Directors.

     (3) Member of the Executive Committee of the Board of Directors.


Background

     The business experience, principal occupation and employment of the nominees have been as follows:

     R. Barry Borden was elected Chairman of the Board in April 1998, and has been a Director of the Company since June 1996.
Mr. Borden has founded and managed businesses in the computer hardware and software industry for the past 30 years. Since August 1997, he has served as President of Nettech Systems, Inc., a supplier of software for wireless data communications. Prior to that he served as Chairman and CEO of Mergent International, a supplier of software for data security on PC Desktops and enterprise wide networks. Since 1984, Mr. Borden has been President of LMA Group Inc., a general management consulting firm. From 1968 to 1980, Mr. Borden was the founder, President and CEO of Delta Data Systems, a CRT Terminal manufacturer, and from 1981 to 1984 he was founder, Chairman and CEO of Franklin Computer Corp., a manufacturer of microcomputers. In 1989 he served as President and CEO of Cricket Software, Inc., a supplier of graphics software. Mr. Borden received a BSEE degree from the University of Pennsylvania in 1961.

     Laurence L. Osterwise was appointed Chief Executive Officer, President and a Director of the Company in April, 1997. Mr. Osterwise began his employment with the Company on November 1, 1996, as its Chief Operating Officer and President of Sedona GeoServices, Inc., a subsidiary. He was most recently President of the $1.5+ billion Communications Division of General Instruments Corporation. Prior to joining General Instruments Corporation, Mr. Osterwise spent 25 years with IBM Corporation, where he held positions as President of Production Industries, U.S. Vice President and Corporate Director of Market Driven Quality, and IBM Rochester General Manager and Director of Application Business Systems. Under his leadership, IBM Rochester was awarded the Malcomb Baldridge National Quality Award. Mr. Osterwise received a BS in Mathematics from Duke University in 1969 and a MS in Computer Sciences from Syracuse University in 1973.

     Andrew E. Trolio is a Director of the Company and Past-Chairman of the Board of Directors. He founded the Company in 1972. From 1961 to 1971 he was President, Director and Founder of KDI Adtrol, Inc., a company which manufactured photo-optical recording and reading devices for motion picture cameras. He is also credited with several patents as inventor or co-inventor. Mr. Trolio is a Trustee Emeritus of Cabrini College. Mr. Trolio has served as Chairman of the Finance and Audit Committee and is currently a Fellow of the International Society of Optical Engineers. Mr. Trolio received an Honorary Doctor of Science degree from Cabrini College in 1997.

     Michael A. Mulshine has been a Director and Secretary of the Company since May 1985 and has been associated with the Company on a management consulting basis since 1979. He has been the President of Osprey Partners, a management consulting firm, since 1977. Mr. Mulshine is a Director of Vasco Data Security International, Inc., an OTC traded company and provider of internet and computer network hardware and software security products for financial institutions, industry and government. Additionally, Mr. Mulshine is a Director of Prediction Systems, Inc., a software engineering company specializing in the technology of modeling and simulation, and a Director of Inresco, Inc., a manufacturer of high-performance circuit protection devices. Mr. Mulshine received a BSEE degree from the Newark College of Engineering in 1961.

     David S. Hirsch, a Director of the Company since January 1992, retired in 1991 from Schroder & Co., Incorporated and its predecessor firms where he was a principal during the five years preceding his retirement. Mr. Hirsch received a BA degree from Cornell University in 1957 and a MBA degree from Harvard University in 1959.

     Jack A. Pellicci, a Director of the Company since October 1996, is Oracle Corporation's Vice President of Global Public Sector "Government and Education". Prior to joining Oracle in 1992, Mr. Pellicci retired as a Brigadier General with 30 years in the U.S. Army, where he was the Commanding General of the Personnel Information Systems Command. Mr. Pellicci is a member of the Board of Directors of the Open GIS Consortium (OGC), an organization of over 70 commercial, governmental, and educational entities dedicated to open systems approaches to geoprocessing. He is the Vice Chairman of the High Performance Computing and Communications Consortium (HPCCC). In addition, Mr. Pellicci serves on the Armed Forces Communications and Electronics Association (AFCEA) International Technical Committee, and is a Corporate Fellow for the National Governors Association. He also serves on the Board of Advisors for the Club of Rome. He is a graduate of the U.S. Military Academy at West Point with a Bachelor of Engineering degree, and received a Master of Mechanical Engineering degree from Georgia Institute of Technology.

     James C. Sargent, a Director of the Company since January 1992, is Counsel to the law firm of Opton, Handler, Gottleib, Fieler & Katz, and is counsel to Abel Noser Corporation, a member of the New York Stock Exchange. He was previously a partner and counsel to Whitman & Ransom. He was Regional Administrator from 1955 to 1956, and Commissioner from 1956 to 1960, of the Securities and Exchange Commission.

Board and Committee Meetings

     The Board of Directors held seven meetings in 1997. During 1997, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period for which such incumbent was a director, and (2) the total number of meetings held by all committees on which such incumbent served.

     The Board of Directors has an Executive Committee, a Compensation Committee, and an Audit Committee. The Executive Committee meets periodically, between regularly scheduled Board meetings, for the purpose of reviewing and making recommendations to the CEO with regard to the Company's ongoing business, and reports to the Board on its activities at subsequent Board meetings. This committee met five (5) times in 1997. The Compensation Committee is responsible for developing and executing plans for the compensation of the executive officers, including the CEO of the Company. Additionally, the Compensation Committee administers the Scan-Graphics, Inc. 1992 Long-Term Incentive Plan, as amended (the "1992 Plan"), including the determination, subject to the Plan's provisions, of the individuals eligible to receive awards, the individuals to whom awards should be granted, the nature of the awards to be granted, the number of awards to be granted, and the exercise price, vesting schedule and term and all other conditions and terms of the awards to be granted. This committee met three (3) times during 1997. The Audit Committee meets with the Company's independent certified public accountants to review the scope and results of auditing procedures and the Company's accounting procedures and controls. This committee met one (1) time during 1997.

Compensation of Directors

     On the first business day of January 1998 and on the first business day of January in each succeeding year, each non-employee director of the Company will receive a grant of an option to purchase shares of Common Stock at the then-current Fair Market Value as determined in accordance with the 1992 Plan, as follows: an option to purchase 15,000 shares of Common Stock for service to the Board during the preceding year, plus an option to purchase 2,500 shares of Common Stock for serving as the Chairman of the Board or on a Committee of the Board during the preceding year. However, if a director shall become eligible for an option grant after the first regularly scheduled meeting of the Board during any calendar year, the Compensation Committee shall determine the size of such option grant by multiplying 15,000 shares (and/or 2,500 shares) by a fraction which is determined by dividing the number of regularly scheduled Board meetings remaining in the calendar year by six. The non-employee directors were issued the following option grants in January 1998 for service to the Board in 1997: Messrs. Mulshine, Pellicci and Sargent, 15,000 shares; Mr. Borden, 20,000 shares; Mr. Hirsch, 17,500 shares.

     In addition, under the terms of the 1992 Plan, any new director who is elected to the Board will be granted an option to purchase 25,000 shares of Common Stock at the then-current Fair Market Value as determined in accordance with the 1992 Plan. The shares underlying these options will vest at the rate of 5,000 shares per year for five years, commencing on the first anniversary date of his election to the Board and on each subsequent anniversary thereafter.

     Further, commencing in 1998, on or before January 31 in each year, each non-employee director will receive an annual retainer of $5,000 as cash compensation for his services as a director for the preceding year. Also, each non-employee director will receive $500 for attendance at each Board and committee meeting, with multiple meetings held on the same day to count as one. These amounts shall be subject to annual review and possible adjustment at the discretion of the Board.

         COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation

     The following table sets forth certain summary information concerning compensation for services in all capacities awarded to, earned by or paid to, the Company's Chief Executive Officer and the other most highly compensated officers of the Company, whose aggregate cash and cash equivalent compensation exceeded $100,000 (the "Named Officers"), with respect to the last three fiscal years.

                    SUMMARY COMPENSATION TABLE

                                           Long Term
                                           Compensation
                          Annual Compen-   ------------  All(1,2)
                          sation           Option/War-   Other
Name and                  --------------   rant Awards   Compen-
Principal Position  Year  Salary   Bonus     (shares)    sation
------------------  ----  ------   -----   ------------  -------

Andrew E. Trolio    1997 $152,000    -       50,000      $24,329
Past-Chairman of    1996 $188,500    -       74,000      $32,040
the Board           1995 $115,284    -       55,000      $ 8,445

Laurence Osterwise  1997 $121,154    -      250,000         -
Chief Executive     1996 $ 28,385    -      300,000         -
Officer & President

William C. Hubbard  1997 $114,231    -       50,000         -
Executive Vice      1996 $ 70,000  $25,157   65,000         -
President           1995 $ 40,923    -      144,000         -

Colin B. Matthews   1997 $119,385    -      200,000         -
Vice President of
the Company and
President of
Sedona GeoServices,
Inc.
----------------------------
     (1) In 1997, no executive officer other than Mr. Trolio received perquisites or other personal benefits, securities or property which exceeded the lesser of $50,000 or 10% of such executive officer's salary and bonus.

     (2) The amounts disclosed in this column represent premiums paid by the Company for an insurance annuity. As of December 31, 1997 this insurance policy had a cash surrender value of $45,085 to Mr. Trolio.

Certain Employment Agreements

     On November 1, 1996, the Company entered into an Employment Agreement with Laurence L. Osterwise, its Chief Executive Officer and President (the "CEO Agreement"). The CEO Agreement has a term of three years and two months and continues thereafter on a year-to-year basis. Compensation during this period will be $180,000 through December 31, 1997, $225,000 through December 31, 1998, and $250,000 through December 31, 1999, as base annual salary plus additional compensation as directed by the Board of Directors. In the event the Company is acquired during the term of the CEO Agreement or any renewal term thereof, and the acquirer chooses to terminate Mr. Osterwise, or fails to renew the CEO Agreement for at least one year, the Company is obligated to pay Mr. Osterwise a severance payment equal to one year's annual salary, plus an amount equal to the accrued deferred compensation, plus bonuses and commissions earned and unpaid, if any. In addition, upon termination of employment by the Company, Mr. Osterwise shall be deemed to have vested in any stock options, and in such event, Mr. Osterwise may exercise his right to purchase any such vested options at any time within one year of termination. If such termination had occurred on December 31, 1997, the Company would have been obligated to pay Mr. Osterwise $225,000. The termination remuneration described above is not payable in the event of termination for cause. Effective September 1, 1997, Mr. Osterwise agreed to forego the cash portion of his compensation for one year. As a result of this action, and with the approval of the Board of Directors, Mr. Osterwise was granted warrants to purchase up to 250,000 shares of the Company's Common Stock, at an exercise price 25% over the closing bid of the stock on the date of approval, or $3.75 per share. These warrants shall vest as of September 1, 1998.

Option/Warrant Grants

     The following table sets forth certain information concerning options/warrants granted to the Named Officers, and additional information concerning such grants of stock options/warrants during fiscal year 1997. No stock appreciation rights have been granted by the Company.

          Number                                Potential Real-
          of Sec-   Percentage                  lized Value at
          urities   of Total                    Annual Rates of
          Under-    Options/                    Stock Price
          lying     Warrants                    Appreciation
          Options/  Granted to                  for Options/
          Warrants  Employees  Exercise Expir-  Warrant Term
          Granted   in Fiscal  Price    ation   -----------------
Name      (shares)  Year 1997  ($/Sh)   Date    5%($)    10%($)
--------- --------  ---------  -------  ------  -----------------

Trolio     50,000     6.15%    $3.125  4/22/07 101,171    263,204
Osterwise 250,000    30.75%    $3.75   8/25/07 335,074  1,088,861
Hubbard    50,000     7.38%    $3.25   3/31/02  46,890    101,724
Matthews  200,000    25.00%    $3.00   4/01/02 173,746    376,372

Option Exercises and Fiscal Year-End Values

     The following table sets forth certain information as of December 31, 1997, regarding the number and year end value of unexercised stock options held by each of the Named Officers. No stock appreciation rights have been granted by the Company.

                                        Number of
                                        Securities Under-
                                        lying Unexercised
                                        Options/Warrants
          Shares                        at December 31, 1997(#)
          Acquired on    Value          -------------------------
Name      Exercise(#)    Realized($)    Exercisable/Unexercisable
--------- -----------    -----------    -------------------------

Trolio        -0-            -0-         429,000         -0-
Osterwise     -0-            -0-         200,000       350,000
Hubbard       -0-            -0-         110,000         -0-
Matthews      -0-            -0-           -0-         200,000


(tabled continued)

          Value of
          Unexercised
          In-the-Money
          Options/Warrants
          at December 31, 1997($)(1)
          -------------------------
Name      Exercisable/Unexercisable
--------- -------------------------

Trolio     $577,812       -0-
Osterwise     -0-         -0-
Hubbard    $ 15,000       -0-
Matthews      -0-         -0-
-----------------------

     (1) Based on the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on that date ($2.50), net of the option exercise price.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is responsible for recommending compensation policies with respect to the Company's executive officers, and for making decisions about awards under the Company's stock-based compensation plans. Each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Act of 1934, as amended (the "Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. This report addresses the Company's compensation policies for 1997 as they affected the Chief Executive Officer and the Company's other executive officers, including the Named Officers.

Compensation Policies

     The Compensation Committee's executive compensation policies are designed to provide competitive compensation opportunities, reward executives consistent with the Company's performance, recognize individual performance and responsibility, underscore the importance of shareholder value creation, and assist the Company in attracting and retaining qualified executives. The principal elements of compensation employed by the Compensation Committee to meet these objectives are base salaries, annual cash incentives, and long-term stock-based incentives.

     All compensation decisions are determined following a review of many factors that the Compensation Committee believes are relevant, including external competitive data, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

     In general, the Compensation Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance, and the individual's performance in establishing the compensation opportunities for the executive officers. Total compensation opportunities for the executive officers are adjusted over time as necessary to meet this objective. Actual compensation earned by the executive officers reflects both their contributions to the Company's actual shareholder value creation and the Company's actual financial performance.

     The competitiveness of the Company's total compensation program - including base salaries, annual cash incentives, and long-term stock-based incentives - is regularly assessed with the assistance of the Compensation Committee's outside compensation consultant. Data for external comparisons may be drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size.

     To present a reasonable comparison of the Company's performance versus its peers, the Board of Directors has determined that it would employ two indexes in the Comparative Stock Performance section of this Proxy Statement; (i) the NASDAQ-US Index, and (ii) the NASDAQ Computer & Data Processing Index, since there is no one index that exactly matches the Company's business. As the Company progresses with its business development plans, many of the firms in these indexes will be employed in the peer group to be used by the Compensation Committee to assess the external competitiveness of compensation levels.

     While the targeted total compensation levels for the executive officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon the Company's actual performance.

Base Salary

     Base salaries for all executive officers, including the Chief Executive Officer, are reviewed by the Compensation Committee on an annual basis. In determining appropriate base salaries, the Compensation Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of compensation relationships, and the contributions of the individual to the Company's success.

Annual Cash Incentive Opportunities

     The Compensation Committee believes that executives should be rewarded for their contributions to the success and profitability of the Company and, as such, approves the annual cash incentive awards. Incentive awards are linked to the achievement of revenue and net income goals by the Company and/or specific business units, and the achievement by the executives of certain assigned objectives. The individual objectives set for executive officers of the Company are generally objective in nature and include such goals as revenue, profit and budget objectives, and increased business unit productivity. The Compensation Committee believes that these arrangements tie the executive's performance closely to key measures of success of the Company or the executive's business unit. All executive officers, including the Chief Executive Officer, are eligible to participate in this program. There were no annual cash incentive award payments made by the Company in 1997.

Long-Term Stock-Based Incentives

     The Compensation Committee also believes that it is essential to link executive and shareholder interests. As such, from time to time the Compensation Committee grants stock options to executive officers and other employees under the 1992 Plan.
In determining actual awards, the Compensation Committee considers the externally competitive market, the contributions of the individual to the success of the Company, and the need to retain the individual over time. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although no Named Officer received compensation exceeding this limit in 1997, the Company has limited the number of shares of Common Stock subject to options which may be granted to Company employees in a manner that complies with the performance-based requirements of
Section 162(m). While the Compensation Committee does not currently intend to qualify its annual incentive awards as a performance-based plan, it will continue to monitor the impact of
Section 162(m) on the Company.

                               Respectfully submitted,
                               R. Barry Borden, Chairman
                               David S. Hirsch

Compensation Committee Interlocks and Insider Participation

     The current members of the Company's Compensation Committee are Messrs. R. Barry Borden and David S. Hirsch. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company had leased its former principal office and manufacturing facility through August 31, 1997, from Lin-Lea Corporation, a company which is owned by Andrew E. Trolio. Rent expense charged to operations was $64,000 for the portion of 1997 in which the Company operated out of that facility.

     In January 1997, the Board of Directors approved a Consulting Agreement with Osprey Partners, a company which is owned by Michael A. Mulshine. Under the agreement, Osprey was paid a $5,000 monthly retainer during 1997 for shareholder and investor relations activities and for management consulting services. In January 1998, Osprey's agreement with the Company was adjusted, such that in lieu of cash compensation for 1998, Osprey was issued warrants to purchase up to 70,000 shares of Common Stock, with such warrants to vest at the rate of 5,833.33 shares on the first of each month for the twelve months starting January 1, 1998, and such warrants to be exercisable for up to ten years at 25% above the closing bid ($3.36) on the effective date of the agreement. In addition to the above-referenced monthly retainer fee, the Company incurred commissions and management consulting expenses in the amount of $180,708 for the year ended December 31, 1997, to Osprey Partners. Management believes that the levels of compensation for the services provided by Osprey were at least as favorable as would be available to the Company from a third party source.

     Effective March 21, 1998, Andrew E. Trolio entered into a Retirement Settlement Agreement with the Company ("Settlement Agreement"). The Settlement Agreement was reviewed and ratified by the Board of Directors. Under the Settlement Agreement, Mr. Trolio agreed to step down as Chairman of the Company's Board of Directors, effective upon the election of a new Chairman. As a condition thereof, Mr. Trolio is expected to remain as a Director of the Company for a minimum of three years. In addition, Mr. Trolio agreed to surrender 500,000 shares of Common Stock that he purchased at the end of 1996 from the Company, and certain promissory notes relating to such purchase have been canceled.
In consideration of the preceding, Mr. Trolio was issued warrants to purchase up to 250,000 shares of the Company's common stock, exercisable for ten years at the exercise price of $2.546875, which was the average of the bid and asked prices at the closing on March 20, 1998.

                  COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from December 31, 1992 through December 31, 1997 with the cumulative total return on (i) the "NASDAQ-US Index", and (ii) the NASDAQ "Computer & Data Processing Index". The comparisons assume the investment of $100 on December 31, 1992 in the Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The Company has not paid any dividends on its Common Stock and does not intend to do so in the foreseeable future. The performance graph is not necessarily indicative of future performance.

-----------------------------------------------------------------
      12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
-----------------------------------------------------------------
Scangraphics, Inc.
       100.00     40.28     20.83    118.06    162.50    111.11
-----------------------------------------------------------------
NASDAQ-US Index
       100.00    114.79    112.21    158.69    195.18    239.58
-----------------------------------------------------------------
Computer & Data Proc. Index
       100.00    105.83    128.53    195.74    241.54    269.77
-----------------------------------------------------------------

                           PROPOSAL II

          RATIFICATION OF ISSUANCE AND SALE OF SHARES OF
              CLASS A PREFERRED STOCK, SERIES E, AND
                WARRANTS TO PURCHASE COMMON STOCK

     On April 7, 1998, the Company completed the sale by private placement of 52 units ("Units"), each Unit consisting of 100 shares of Class A Preferred Stock, Series E (the "Series E Preferred Stock") and a warrant ("Warrant") to purchase 28,850 shares of Common Stock for a purchase price of $100,000 per Unit. The gross proceeds of the offering were $5,200,000. The Series E Preferred Stock is convertible, in whole or in part, into a number of shares of Common Stock equal to $1,000 per share converted divided by the Conversion Price, as defined below. The Warrants are currently exercisable at $3.00 per share and expire on March 15, 2002. The Company used the proceeds to fund general working capital requirements.

     The Certificate of Designation for the Series E Preferred Stock and form of Warrant are annexed as Exhibit A hereto. The following is a summary of their terms and conditions. Reference is made to the full texts thereof for a complete description of the terms and conditions of the Series E Preferred Stock and the Warrants. Capitalized terms used herein and not defined hereby have the meanings ascribed to them in the Certificate of Designation and/or the Warrant.

Shareholder Approval

     Pursuant to the terms of the Series E Preferred Stock and Warrants, the Company covenanted to call a meeting of its shareholders before July 15, 1998 to solicit shareholder approval of the issuance of shares of Common Stock upon conversion of the Series E Preferred Stock and exercise of Warrants in excess of 19.9% of the outstanding Common Stock in accordance with new rules promulgated by the National Association of Securities Dealers, Inc. and the Nasdaq Small Cap Market ("Rule 4310(c)(25)(H)"). Rule 4310(c)(25)(H) became effective on or about February 25, 1998. Until such approval is obtained, the maximum number of shares of Common Stock which can be issued on conversion of the Series E Preferred Stock and exercise of the Warrants is 19.9% of the outstanding Common Stock issuable on a first converted-first exercised basis.

     Rule 4310(c)(25)(H) requires shareholder approval for the issuance of shares of Common Stock in a transaction or series of transactions involving (i) the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the corporation equals 20% or more of the outstanding common stock or 20% or more of the voting power outstanding before issuance; or (ii) the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power obtained before the issuance for less than the greater of book or market value of the stock.

     In the event shareholders do not approve the issuance of Common Stock as described above, the Company will be required, pursuant to the terms of the Series E Preferred Stock, to redeem such portion of the shares of Common Stock issuable upon conversion which exceeds the 19.9% limitation at a redemption price per share equal to $1150 plus accrued dividends. In such case, the redemption price will be payable within five business days after demand for redemption is made and shall accrue interest payable on demand at 11% per annum.

Dividends

     The holders of the Series E Preferred Stock shall be entitled to receive dividends payable quarterly on the first day of each calendar quarter commencing July 1, 1998, or on earlier conversion or redemption, at the annual rate of $70 per share. The dividend rate increases to $180 per annum in the event that the Company does not register the shares of Common Stock issuable upon conversion of the Series E Preferred Stock for resale by the close of business 90 days following completion of the offering. In the event such resale registration has not been effected by 180 following completion of the offering, the annual dividend rate increase to $240. At the option of the Company, these dividends may be deferred, accrued and paid on the earlier of conversion or redemption of the Series E Preferred Stock.

     The dividends are payable, at the option of the Company, either in cash or in shares of Common Stock at a price equal to the average of the closing bid prices for the Common Stock on the Nasdaq SmallCap Market on the last five trading days prior to the date of payment, provided, however, that the shares issued in payment of the dividends are eligible for public resale.

Conversion

     Subject to the restrictions discussed below, any holder of the Series E Preferred Stock has the right at any time to convert, in whole or in part, shares of the Series E Preferred Stock into a number of shares of Common Stock equal to $1,000 per share converted divided by the Conversion Price. The Conversion Price means the lesser of (i) $3.00 or (ii) 85% of the average of the closing bid price of a share of Common Stock during the five trading days prior to such conversion.

     The Series E Preferred Stock shall automatically convert on March 15, 2000 into shares of Common Stock at the Conversion Price, provided that the Common Stock is admitted for quotation on the Nasdaq SmallCap Market at all times from and after January 1, 1999, and only if the shares of Common Stock issuable upon such conversion may be resold publicly pursuant to an effective registration statement under the Securities Act of 1933, as amended, or Rule 144 promulgated thereunder. In the event such mandatory conversion is not available as aforesaid, in addition to any other remedy, the holder may require the Company to redeem the Series E Preferred Stock at a redemption price equal to $1,000 per share plus accrued dividends. The redemption price shall accrue interest payable on demand at the rate of 15% per annum.

     Based on the market price for the Common Stock on the date hereof of $2.12 per share, the Series E Preferred Stock would be convertible into 2,885,683 shares of Common Stock. The conversion of the Series E Preferred Stock, however, is limited by its terms to not more than 10% of the initial principal amount in any calendar month (with the unconverted portion of each month's installment being carried forward to subsequent months). In addition, the Series E Preferred Stock is not convertible into shares of Common Stock until and unless a registration statement covering the resale of the Common Stock issuable upon such conversion shall have been declared effective by the Securities and Exchange Commission.

     The monthly restriction on conversion will not apply, however, so long as the closing bid price of the Common Stock is $3.50 or more. In addition, the Series E Preferred Stock is not convertible to the extent that the holder thereof would, as a result of the conversion (and after giving effect to any shares or warrants or other securities of the Company owned by the holder) beneficially own more than 4.99% of the then-outstanding shares of Common Stock.

     Moreover, in the event that the holder of shares of Series E Preferred Stock proposes to convert all or any portion thereof at a conversion price of less than $2.00, the Company, at its option, will be entitled to redeem all or any portion of the Series E Preferred Stock proposed to be converted. Such option is exercisable by paying to the holder, within three business days after the date of such proposed conversion, 115% of the amount of the principal proposed to be converted, together with accrued and unpaid dividends.

     The Company has reserved for issuance pursuant to the terms of the Series E Preferred Stock and Warrants 3,466,667 and
1,500,200 shares of Common Stock, respectively. The Board unanimously approved the issuance of the Series E Preferred Stock and Warrants and recommends that the shareholders ratify the issuance thereof.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE
ISSUANCE OF THE SERIES E PREFERRED STOCK AND WARRANTS.

                 COST OF SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or facsimile by directors, officers or regular employees of the Company without any special remuneration, or by a professional proxy solicitation organization engaged by the Company.

                          OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting or any adjournment thereof. If any other matters come before the Meeting, however, it is intended that shares represented by proxy will be voted in accordance with the judgment of the persons voting them.

                      SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with and subject to the provisions of the rules of the Securities and Exchange Commission and applicable laws of the Commonwealth of Pennsylvania, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its 1999 Annual Meeting of Shareholders, must deliver such proposal, in writing, to the attention of the Secretary of the Company at the Company's principal executive offices at 649 N. Lewis Road, Limerick, PA 19468, not later than January 15, 1999.

                  ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Company's 1997 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K
(including the financial statements and schedules thereto), is being transmitted herewith, but does not form a part of the proxy solicitation materials.

                    ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MICHAEL A. MULSHINE, SECRETARY, AT 649 N. LEWIS ROAD, LIMERICK, PA 19468.

                                                  Exhibit A

                    Certificate of Designation

There is hereby created a series of the Preferred Stock of this corporation to consist of 5,200 of the shares of Series E
Preferred Stock, $1000 par value per share, which this corporation now has authority to issue.

I.   The distinctive designation of the series shall be "Series E
Convertible Preferred Stock" (the "Preferred Stock" or the
"Series E Preferred Stock"). The number of shares of Series E
Convertible Preferred Stock shall be 5,200.

II. For purposes of this Certificate of Designation and the Company's Certificate of Incorporation, (i) any series of Preferred Stock of the Company entitled to dividends and liquidation preference on a parity with the Series E Preferred Stock shall be referred to as "Parity Preferred Stock," (ii) any series of Preferred Stock ranking senior to the Series E and Parity Preferred Stock with respect to dividends and liquidation preference shall bereferred to as "Senior Stock," and (iii) the Common Stock and any series of Preferred Stock ranking junior to the Series E and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Junior Stock." As of the date of this Certificate of Designation there is not outstanding any Parity Preferred Stock.

III. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of Senior Stock, the holders of Series E Preferred Stock and Parity Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Junior Stock or Common Stock by reason of their ownership thereof, an amount equal to their full liquidation preference, which in the case of shares of Series E Preferred Stock shall be $1,000 per share, plus accrued and unpaid dividends (the "Redemption Value"). If, upon such liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to the holders of its stock be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Preferred Stock and Parity Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of Preferred Stock and Parity Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Company nor the sale, lease or transfer by the Company of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Company for the purposes of this paragraph.

IV.  Certain Definitions and References.

     A.   The Preferred is being issued under Private Placement
Purchase Agreements between the Company and the holders of the Preferred (each, a "Subscription Agreement").

     B.   The terms "Registration Statement" and "Completion
Date" shall have the meanings attributed thereto in the Subscription Agreement, and the term "Effective Date" means the date on which the Registration Statement shall be declared to be effective.

V.   Dividends

     A. The holders of the Preferred Stock shall be entitled to receive a dividend, payable quarterly on the first day of each calendar quarter commencing July 1, 1998 or on earlier conversion or redemption of the Preferred Stock, which accrues from the date of issuance at the annual rate of $70 per share, provided that the annual rate shall be $180 during any First Delay Period and the annual rate shall be $240 during any Extended Delay Period. At the option of the Company, these dividends may be deferred, accrued and paid on the earlier of conversion or required redemption of the Preferred Stock.

          1. The reference to the "First Delay Period" shall apply only if the Effective Date has not occurred by the close of business 90 days following the Completion Date and means the period which begins the next day and ends on the earlier of 180 days following the Completion Date or the Effective Date.

          2. The reference to the "Extended Delay Period" shall apply only if the Effective Date has not occurred by 180 days following the Completion Date and means the period which begins the next day and ends on the Effective Date.

     B. The dividends shall be payable at the option of the Company either in cash or in shares of Common Stock which on the date of the dividend payment are convertible into shares of Common Stock which have a value equal to the dividend, provided that dividends may be paid in Common Stock only if the public sale thereof is then permitted under a then effective registration statement. The value of each share of Common Stock for the purposes of any dividend payment shall be equal to the average of the closing bid prices therefor on the NASDAQ Small Cap Market on the last five trading days prior to the date of the payment.

     C. Nothing in this Certificate shall limit any other remedies which may be available to the Holder by reason of any delay in the filing or the effectiveness of the Registration
Statement.

VI.  Conversion

     A. The holder shall have the right at any time, subject to the restrictions noted below, in its sole discretion, to convert the Preferred Stock, in whole or in part, into a number of shares (the "Conversion Shares") of the Company's common stock (the "Common Stock") equal to $1,000 per share converted divided by the Conversion Price. The Conversion Price means the lesser of
(1) $3 or (2) 85% of the average of the closing bid price of a share of Common Stock of the Company during the five trading days prior to such conversion.

     B. In the event that the holder elects to exercise its conversion rights hereunder, it shall give to the Company written notice (by fax or overnight courier service or personal delivery) of such election and shall surrender its Preferred Stock to the Company for cancellation. Conversion shall be effective upon the giving of such notice provided that the certificate for the converted Preferred is received by the Company within three days thereafter. The Company shall, within three business days after receipt by the Company of notice of conversion and the Preferred being converted, deliver irrevocable instructions to its transfer agent (with a copy to Holder) to DWAC the shares of Common Stock issuable on such conversion.

     C. The Preferred Stock shall on March 15, 2000 automatically convert into Common Stock at the then Conversion Price, provided that such conversion shall occur on such date only if the Company's listing on the NASDAQ Small Cap or National Market has then been in effect at all times from and after January 1, 1999, and only if the Common Stock issuable upon conversion of the Preferred Stock may then be resold publicly pursuant to an effective registration statement under the Securities Act of 1933 or under Rule 144 thereunder. If by reason of the proviso in the preceding sentence the Preferred shall not convert automatically on March 15, 2000, the Holder may, in addition to such Holder's other remedies, by written notice to the Company, require the Company forthwith to redeem the Preferred at a redemption price equal to $1,000 per share plus accrued dividends. The redemption price shall accrue interest payable on demand at the rate of 15% per annum.

     D. The Company shall reserve for issuance on conversion and exercise of the Preferred and the Warrant (as defined in the Subscription Agreement) the number shares of Common Stock which would be issuable under the Preferred if converted at a Conversion Price of $1.50. The Company shall use its diligent efforts promptly to list on NASDAQ all shares of Common Stock which are issued upon conversion of this Preferred.

     E. Conversion of the Preferred Note is subject to the following restrictions:

          1. If the Effective Date shall have occurred on or before the 90th day after the Completion Date, no more than 10% of the initial principal amount of this Note shall be convertible in any calendar month (with the unconverted portion of each month's installment being carried forward to later months); provided that this restriction shall not apply so long as the closing bid price of a share of Common Stock is $3.50 or more on NASDAQ (or such other securities exchange where the common stock may then be listed);

          2. The Preferred shall be convertible at any time only to the extent that Holder would not as a result of such exercise (and after giving effect to any shares or warrants or other securities owned by Holder) beneficially own more that 4.99% of the then outstanding Common Stock. Beneficial ownership shall be defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The opinion of counsel to Holder shall prevail in the event of any dispute on the calculation of Holder's beneficial ownership.

     F. If any capital reorganization or reclassification of the common stock, or consolidation, or merger of the Company with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition precedent of such reorganization or sale, the following provision shall be made: The Holder of the Preferred shall from and after the date of such reorganization or sale have the right to receive (in lieu of the shares of common stock of the Company immediately theretofore receivable with respect to the Preferred, upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such common stock immediately theretofore receivable with respect to the Preferred (assuming the Preferred were then convertible). In any such case, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof.

     G. In the event that the Holder proposes to convert all or any portion of the Preferred at a conversion price of less than $2.00, the Company shall at its option be entitled to redeem all or any portion of the Preferred proposed to be converted. Such option shall be exercisable by paying to the Holder, within three business days after the date of such proposed conversion, 115% of the amount of principal proposed to be converted, together with accrued and unpaid dividends.

     H. The Company covenants to call a special meeting of shareholders which will be held on or before July 15, 1998 and at which the Company's shareholders will be asked to approve the issuance of shares on conversion of the Preferred and Warrants issued to the Purchasers (on such terms as defined in the Subscription Agreement). The Board of Directors of the Company will recommend that the shareholders of the Company vote in favor of such approval. Until such approval is obtained, the maximum number of shares which will be issued on conversion of the Preferred and exercise of the Warrants is 19.9%, issuable on a first converted-first exercised basis. Should such approval not be obtained by July 15, 1998, then until such approval is obtained, the Company shall on demand by Holder made at any time or times, redeem any portion of the Preferred designated for redemption (the "Redeemed Portion") at a redemption price per share equal to $1150 plus accrued dividends. The redemption price shall be payable within five business days after demand for redemption is made and shall accrue interest payable on demand at 11% per annum.

VII. Purchase for Investment. The Holder, by acceptance of shares of Preferred, acknowledges that the Preferred (and the Common Stock into which the Preferred is convertible) has not been registered under the Act, covenants and agrees with the Company that such Holder is taking and holding the Preferred (and the Common Stock into which the Preferred is convertible) for investment purposes and not with a view to, or for sale in connection with, a distribution thereof and that the Preferred (and the Common Stock into which the Preferred is convertible) may not be assigned, hypothecated or otherwise disposed of in the absence of an effective registration statement under the Act or an opinion of counsel for the Holder, which counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is in compliance with the Act, and represents and warrants that such Holder is an "accredited investor" that such Holder has, or with its representative has, such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks in respect of this Preferred (and the Common Stock into which the Preferred is convertible) and is able to bear the economic risk of such investment.

VIII. The Company covenants and agrees that all shares of Common Stock which may be issued upon conversion of this Preferred will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof.

IX.  Certain Events of Mandatory Redemption.

     A. An "event of redemption" with respect to this Preferred shall exist if any of the following shall occur, if:

          1. The Company shall breach or fail to comply with any provision of this Preferred and such breach or failure shall continue for 15 days after written notice by any Holder of any Preferred to the Company;

          2. A receiver, liquidator or trustee of the Company or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 15 days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 15 days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 45 days after such filing;

          3. The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law;

          4. The Company shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.

     B. If an event of redemption shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Company, require the Company forthwith to redeem the Preferred at a redemption price equal to $1,000 per share plus accrued dividends. The redemption price shall accrue interest payable on demand at the rate of 11% per annum.

X. Without the consent of a majority in interest of the holders of the Preferred, the Company shall not create any class of equity security which is senior to or on parity with the Preferred in liquidation rights, other than in connection with the sale of shares to existing stockholders of the Company; or to an entity whose relationship with the Company creates intangible value for the Company; or to fund merger and/or acquisition related activity.

XI. All share, redemption and similar amounts are subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalization and similar events.

XII. Miscellaneous.

     A. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Company in accordance with this Section, or (b) if to the Company, to its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this Section.

     B. The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

     C. The Holder shall be entitled to recover its reasonable legal and other costs of collecting on this Preferred and such costs shall accrue interest payable on demand at the rate of 7% per annum.

In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

                         FORM OF WARRANT


Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933. None of such securities may be transferred in the absence of registration under such Act or an opinion of counsel to the effect that such registration is not required.

                        SCANGRAPHICS, INC.
WARRANT
DATED:
Number of Shares:
Holder:
Address:
_______________________________

I. THIS CERTIFIES THAT the Holder is entitled to purchase from SCANGRAPHICS, INC., a Pennsylvania corporation (hereinafter called the "Company"), at $3.00 per share the number of shares of the Company's common stock ("Common Stock") set forth above.

II.  All rights granted under this Warrant shall expire on March
15, 2002, subject to earlier termination as set forth in Section
3.

III. Early Expiration.

     A. The following terms shall have the following definitions:

          1. Effective Date means the date of the effectiveness of the registration statement (the "Registration Statement") referred to in a Private Placement Purchase Agreement dated as of the date of this Warrant.

          2. The "30-day Price" means the closing bid price (on NASDAQ or such other securities exchange where the common stock may then be listed) of the Common Stock on not less than 30 days in any consecutive 45-day period (the "Test Period") which begins after the Effective Date and through which the Registration Statement continues to be effective.

     B. If any 30-day Price is not less than $6 per share in any Test Period, then, as of the end of such Test Period, this Warrant shall expire as to 1/3 of the shares of Common stock initially purchasable thereunder.

     C. If any 30-day Price is not less than $8 per share in any Test Period, then, as of the end of such Test Period, this Warrant shall expire as to 2/3 of the shares of Common stock initially purchasable thereunder on a basis which is cumulative with any expiration theretofore occurring under Section (b).

     D. If any 30-day Price is not less than $10 per share in any Test period, then, as of the end of such Test Period, then as of the last day of the test Period, this Warrant shall expire in full.

IV. Notwithstanding anything to the contrary contained herein, Holder shall not have the right to exercise this Warrant so long as and to the extent that at the time of such exercise, such exercise would cause the Holder then to be the "beneficial owner" (after giving effect to all other securities owned by Holder) of 5% or more of the Company's then outstanding Common Stock. For purposes hereof, the term "beneficial owner" shall have the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934. The opinion of legal counsel to Holder, in form and substance satisfactory to the Company and the Company's counsel, shall prevail in all matters relating to the amount of Holder's beneficial ownership.

V. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 (the "Act") or if the Company has received from counsel to the Company a written opinion to the effect that registration of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Warrant and the Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion.

VI. The Company covenants to call a special meeting of shareholders which will be held on or before July 15, 1998 and at which the Company's shareholders will be asked to approve the issuance of shares on conversion of the Preferred and Warrants issued to the Purchasers (each such terms as defined in the Subscription Agreement). The Board of Directors of the Company will recommend that the shareholders of the Company vote in favor of such approval. Until such approval is obtained, the maximum number of shares which will be issued on conversion of the Preferred and exercise of the Warrants is 19.9%, issuable on a first converted, first exercised basis. Should such approval not be obtained by July 15, 1998, then until such approval is obtained, the Company shall on demand by Holder made at any time or times, redeem any portion of the Preferred designated for redemption (the "Redeemed Portion") at a redemption price per share equal to the pre-tax profit Holder would have earned had Holder, at the close of business on the date of its demand for redemption, exercised the Redeemed Portion and simultaneously sold the shares received on such exercise at the closing NASDAQ sales price on such date. The redemption price shall be payable within five business days after demand for redemption is made, and shall accrue interest payable on demand at 11% per annum.

VII. The holder of this warrant is entitled to certain registration rights under the Subscription Agreement.

VIII. Should the "Underlying Shares" not be registered within one year from the Completion date, the Holder shall have the right to request and the Company shall be obligated to fulfill a "cashless" exercise of Warrants submitted for exercise based on the Closing Bid price on the date of exercise.

IX. Any permitted assignment of this Warrant shall be effected by the Holder by (i) executing a standard form of assignment,
(ii) surrendering the Warrant for cancellation at the office of the Company accompanied by the opinion of counsel to the Company referred to above; and (iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by the Holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Warrant surrendered. Such Warrants shall be exercisable immediately upon any such assignment of the number of Warrants assigned. The transferor will pay all relevant transfer taxes. Replacement warrants shall bear the same legend as is borne by this Warrant.

X. The term "Holder" should be deemed to include any permitted record transferee of this Warrant.

XI. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will upon issuance, be duly and validly issued, fully paid, and non-assessable; and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the periods within which this Warrant may be exercised the Company at all times will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

XII. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

XIII. If as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split; combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Warrant and in the exercise price shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

XIV. The rights represented by this Warrant may be exercised at any time within the period above specified by (i) surrender of this Warrant (with a standard purchase form properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the exercise price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such Shares are being acquired by the Holder for investment and not with a view to their distribution or resale.

XV. The certificates for the Common Stock so purchased shall be DWAC'd to the Holder within a reasonable time, not exceeding five business days after all requisite documentation has been provided, after the rights represented by this Warrant shall have been so exercised, and shall bear a restrictive legend with respect to any applicable securities laws.

XVI. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
The federal and state courts in the city of Philadelphia shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances well as other remedies.

     IN WITNESS WHEREOF, Scangraphics, Inc. has caused this
Warrant to be signed by its duly authorized officers under Its corporate seal, and to be dated as of the date set forth above.

                              SCANGRAPHICS, INC.

                               By:__________________________
                               Title:________________________